UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2012

IDENIX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-49839	45-0478605
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Hampshire Street Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

(617) 995-9800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(d)	Novartis Pharma AG Nominates a Designee to Board

Novartis Pharma AG (“Novartis”) notified Idenix Pharmaceuticals, Inc. (the “Company”) that it has nominated Anthony Rosenberg as its designee to the Company’s Board of Directors (the “Board”) effective December 31, 2012. Previously, Mr. Robert Pelzer had served as Novartis’ designee to the Company’s Board. Mr. Pelzer will resign from the Board effective December 31, 2012 due to his retirement from Novartis. Mr. Rosenberg is currently serving as Head of Partnering and Emerging Businesses of Novartis, a part of the Novartis Group. From 2005 to 2011, he served Head of Business Development and Licensing of Novartis. Prior to that Mr. Rosenberg was Global Head of the Transplant and Immunology Business Unit at Novartis from 2000 to 2005. Mr. Rosenberg initially joined Sandoz, a predecessor to Novartis, in 1980. Mr. Rosenberg is expected to serve as a non-voting observer on all of the standing committees of the Board. Mr. Rosenberg previously served as a designee of Novartis to the Company’s Board from June 2009 to March 2012. Mr. Rosenberg will not receive any compensation for his services as a director on the Board.

Relationship with Novartis Pharma AG

In May 2003, the Company entered into a collaboration with Novartis relating to the worldwide development and commercialization of certain of its product candidates. On July 31, 2012, the Company and Idenix (Cayman) Limited, a wholly owned subsidiary of the Company, entered into a termination and revised relationship agreement (the “Termination Agreement”) with Novartis, whereby the parties materially amended the collaboration previously entered into on May 8, 2003. In connection with the Termination Agreement, the Company, Novartis and certain of the Company’s stockholders entered into a Second Amended and Restated Stockholders’ Agreement, dated July 31, 2012. Under the Second Amended and Restated Stockholders’ Agreement the Company has:

•	agreed to use its reasonable best efforts to nominate for election as a director one designee of Novartis for so long as Novartis and its affiliates own at least 15% of the Company’s voting stock; and

•

agreed that for so long as a designee of Novartis serves on the Board, the Novartis director designee is entitled to be a member of each committee of the Board or, if such committee membership is barred by applicable law, rule or regulation, a non-voting observer to any such affected committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

IDENIX PHARMACEUTICALS, INC.

Date: December 26, 2012	By:	/s/ Maria D. Stahl
Maria D. Stahl
Senior Vice President and General Counsel